UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 7, 2006
Toreador Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108 Dallas, Texas	75205

(Address of Principal Executive Offices)	(Zip Code)
(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)
On August 8, 2006, Toreador Resources Corporation (the “Company”) filed a Current Report on Form 8-K reporting that its previously issued unaudited consolidated financial statements as of and for the three months ended March 31, 2006 should be restated (i) to reverse a non-cash loss contingency and (ii) to capitalize interest that previously had been expensed.
On September 7, 2006, the Company’s management and the audit committee determined, in consultation with its current independent registered public accounting firm, that the Company should restate its audited consolidated financial statements as of and for the year ended December 31, 2005, and its unaudited consolidated financial statements for each for the quarters ended March 31 and June 30, 2006. It is currently contemplated that these restatements will result in a reclassification of drilling costs relating to the previously reported incidents occurring in the Black Sea from accounts receivable back to oil and gas properties, reversal of a loss contingency previously established in connection with the previously established account receivable for the insurance proceeds relating to the incidents and the capitalization of interest (rather than the expensing thereof). Consequently, the financial statements included in the Company’s Form 10-K for December 31, 2005, and Form 10-Qs for the periods ended March 31 and June 30, 2006, should not be relied upon as filed. Currently, the Company is not aware of any other matters that would result in additional restatements of its previously issued financial statements. Although the Company is not currently able to state the aggregate effect of these restatements for each of the respective periods, it believes that there will be an increase on the balance sheet for each such period in oil and gas properties (approximating $10 to $12 million depending on the period) with a related decrease in accounts receivable and an increase in income from operations for two of the periods, up to approximately $1.0 million for the year ended December 31, 2005 and up to approximately $2.1 million for the three months ended March 31, 2006.
The Company’s management, in consultation with the Company’s audit committee, has discussed these restatements with Grant Thornton LLP, the Company’s current independent registered public accounting firm. In addition, the Company’s management, in consultation with the Company’s audit committee, has discussed these restatements with Hein and Associates, the Company’s previous independent registered public accounting firm. Hein & Associates does not agree with the Company that a restatement is appropriate.
The restated financial statements will be filed with the Securities and Exchange Commission pursuant to a Form 10-K/A as of and for the year ended December 31, 2005, a Form 10-Q/A as of and for the three months ended March 31, 2006 and a Form 10-Q/A as of and for the six months ended June, 2006 as soon as possible; however, the Company is not currently able to provide a specific date for such filings.
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2006	TOREADOR RESOURCES CORPORATION
	By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO